Exhibit 10.1
INCREASE SUPPLEMENT
INCREASE SUPPLEMENT, dated as of May 13, 2022, to the Fourth Amended and Restated Credit Agreement, dated as of March 11, 2022 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, (together with its successors and permitted assigns, the “Borrower”), the Lenders identified therein and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.
1.    Pursuant to Section 2.1(f) of the Credit Agreement, the Borrower hereby submits this Increase Supplement to the Administrative Agent.
2.    The following Person (the “Proposed Lender”) has been invited by the Borrower, and is ready, willing and able, to become a “Lender” and to provide a new Commitment as follows:

Name of Proposed Lender	Commitment
CoBank, ACB	$25,000,000

3.    The Borrower hereby represents and warrants to each Credit Party and the Proposed Lender that, assuming the Administrative Agent executes and delivers this Increase Supplement, all of the conditions set forth in Section 2.1(f)(i) through (iv) of the Credit Agreement have been satisfied and the Borrower is in compliance with all of the terms of such Section.
4.    Pursuant to Section 2.1(f) of the Credit Agreement, by execution and delivery of this Increase Supplement, together with the satisfaction of all of the other requirements set forth in such Section 2.1(f), the Proposed Lender shall become a party to the Credit Agreement and shall for all purposes of the Credit Documents be deemed a “Lender” having a Commitment as set forth above next to its name.
    5.    The Borrower has entered into that certain Sixteenth Supplemental Indenture, dated as of May 13, 2022, by and between the Borrower and the First Mortgage Bond Trustee (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Sixteenth Supplemental Indenture”), pursuant to which the Borrower has issued a series of mortgage bonds (the “Replacement First Mortgage Bonds”) in accordance with the terms of the Sixteenth Supplemental Indenture and the other FMB Mortgage Documents and as required and permitted by the terms of the Credit Agreement. The parties hereto hereby acknowledge and agree that (i) each of the Replacement First Mortgage Bonds and the Sixteenth Supplemental Indenture constitutes a “Credit Document” under and as defined in the Credit Agreement and (ii) all references in the Credit Agreement to “First Mortgage Bonds” and “Third Supplemental Indenture” shall be deemed to include the Replacement First Mortgage Bonds and the Sixteenth Supplemental Indenture, respectively.
6.    This Increase Supplement is a Credit Document.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto duly executed this Increase Supplement as of the day and year first above written.
TEXAS-NEW MEXICO POWER COMPANY
By:    /s/ Elisabeth Eden
Name:    Elisabeth Eden
Title:    Vice President and Treasurer
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent and individually as a Lender
By:    /s/ Jonathan Bouvet
Name:    Jonathan Bouvet
Title:    Senior Vice President
COBANK, ACB, as a Proposed Lender
By:    /s/ Jared A Greene
Name:    Jared A Greene
Title:    Assistant Corporate Secretary

TNMP Increase Supplement